EXHIBIT 5.1

Waller Lansden Dortch & Davis, LLP 511 Union Street, Suite 2700 P.O. Box 198966 Nashville, TN37219-8966	615.244.6380 main 615.244.6804 fax wallerlaw.com

July 18, 2014

Board of Directors

First Citizens Bancshares, Inc.

One First Citizens Place

Dyersburg, Tennessee 38024

Re:	First Citizens Bancshares, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special securities counsel to First Citizens Bancshares, Inc., a Tennessee corporation (the “Company”). As such, we have been asked to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 269,302 shares of Company common stock and up to 108,356 shares of Company Class A common stock (the “Shares”), no par value per share, pursuant to the above-referenced registration statement (the “Registration Statement”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In rendering the following opinion, we express no opinion as to the laws of any jurisdiction other than Tennessee and the federal law of the United States to the extent specifically referred to herein. The opinion expressed herein is as of the date hereof except where expressly stated otherwise.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered upon payment therefor in the manner and on the terms described in the prospectus contained in the Registration Statement (after the same is effective), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption “Legal Matters” in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ WALLER LANSDEN DORTCH & DAVIS, LLP WALLER LANSDEN DORTCH & DAVIS, LLP